Exhibit 10.3

Letter of Intent between
Xinjiang Hetian Xinlong Mining Co.,Ltd.
And
Huyana Ventures Limited.
Regarding the development of Dahongliutan (DHLT) Spodumene Deposit

Party A: Xinjiang Hetian Xinlong Mining Co., Ltd.
Party B: Huyana Ventures Limited.

Based on mutual benefit, through friendly negotiation, both parties have reached following letter of intent regarding the development of Dahongliutan (DHLT) spodumene deposit:

1.	Parties:

Xinjiang Hetian Xinlong Co., Ltd. (Party A) is registered in Hetian City of Xinjiang , People’s Republic of China.

Address: 54 Mo Road, Hetian City, Xinjiang, China Telephone number: 011-86-991-7733585 Fax number: 011-86-991-8787839 Legal representative: Gangyi Zhang Title: Chairman Nationality: Chinese.

Huyana Ventures Limited. (Party B) is registered in British Virgin Island.

          Address: Suite 900-789 West Pender Street, Vancouver,
          British Columbia, Canada V6C 1H2
          Telephone: 1-604-893-8891
          Facsimile: 1-604-408-8515
          Legal representative: Xuxin Shao
          Title: President
          Nationality: Canadian

2.	Both parties agree to set up a joint venture company (“Joint Venture”) in Hetian City, Xinjiang, China based on Sino-foreign joint venture enterprise law and related regulations. The joint venture company is a limited liability company. The liabilities of both parties are the amounts in registered capital contributed by both parties. Both parties will share the benefits, risks and losses according to the ownerships in the Joint Venture.

3.	The Joint Venture shall conduct the development and operation of DHLT spodumene deposit in the areas that Party A has mining permit and the areas that Party A is planning to apply for the mining permits. The business ranges of the

Joint Venture are mining and processing of Spodumene, and comprehensive utilization of other associated rare metals.

4.	The total investment and capacity of the Joint Venture will be decided based on the feasibility study. Party A will use its mining permit (No. 6500000532119), the mining permits for which Party A is planning to apply, and current mining assets as its contribution in the Joint Venture and take 20% of the Joint Venture. Party B shall contribute all investment and take 80% of the Joint Venture. All contributions made by Party B are in foreign currency.

5.	The business period of the Joint Venture is 25 years starting from the date the business license of the Joint Venture is issued. Through negotiation of both parties and upon approval of Chinese authorities, the period can be extended.

6.	The board of directors of the Joint Venture shall be decided based on the ownerships and interests of both parties in the Joint Venture.

7.	After this letter of intent is signed, both parties shall send their employees or consultants to conduct preparation works. Party A shall provide related geology and current mining operation information to Party B.

8.	There are two copies of this letter of intent. Each party holds one.

9.	This letter of intent is signed in Urumqi city of Xinjiang , China on May 21, 2005.

10.	The contents of the Joint Venture and interests of both parties shall be subject to the formal contract that will be signed through negotiation by both parties.

Party A:	Party B:
Xinjiang Hetian Xinlong Co., Ltd.	Huyana Ventures Limited
54 Mo Road, Hetian, Xinjiang	900-789 West Pender Street
Vancouver, BC
Canada V6C 1H2
Tel: 011-86-991-7733585	Tel: 604-893-8891
Fax: 011-86-991-8787839	Fax: 604-408-8515

Signed by its representative	Signed by its representative

“Gangyi Zhang”	“Huangfu Jinghua”

Date: May 21, 2005	Date: May 21, 2005